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                                                                   EXHIBIT 10(a)






                             MYERS INDUSTRIES, INC.
             AMENDED AND RESTATED 1982 INCENTIVE STOCK OPTION PLAN
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                             MYERS INDUSTRIES, INC.
                              AMENDED AND RESTATED
                        1982 INCENTIVE STOCK OPTION PLAN





                                 July 18, 1989

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                               TABLE OF CONTENTS

         ITEM                                                   PAGE


Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . .  1

The Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

         Purpose  . . . . . . . . . . . . . . . . . . . . . . . .  2
         Administration   . . . . . . . . . . . . . . . . . . . .  2
         Shares Subject to the Plan   . . . . . . . . . . . . . .  2
         Optionees and Allotment of Shares  . . . . . . . . . . .  3
         Option Price   . . . . . . . . . . . . . . . . . . . . .  4
         Option Period  . . . . . . . . . . . . . . . . . . . . .  5
         Limitations Upon Exercise of Option  . . . . . . . . . .  6
         Options to Conform With Code   . . . . . . . . . . . . .  6
         Method of Exercise and Time of Payment   . . . . . . . .  7
         Effect of Changes in Shares Subject to the Plan  . . . .  7
         Non-Assignability  . . . . . . . . . . . . . . . . . . .  8
         Use of Proceeds  . . . . . . . . . . . . . . . . . . . .  8
         Right to Terminate Employment  . . . . . . . . . . . . .  8
         Modification of Option   . . . . . . . . . . . . . . . .  8
         Amendment and Discontinuance of Plan   . . . . . . . . .  8
         Effective Date   . . . . . . . . . . . . . . . . . . . .  9
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                             MYERS INDUSTRIES, INC.
                              AMENDED AND RESTATED
                        1982 INCENTIVE STOCK OPTION PLAN



                                  DEFINITIONS

         As used in this instrument, the following words shall have the following meanings:

         The "Plan" shall mean this Myers Industries, Inc. 1982 Incentive Stock Option Plan, as it may be amended from time to time.

         The "Corporation" shall mean Myers Industries, Inc.

         The "Board" shall mean the Board of Directors of the Corporation.

         The "Committee" shall mean a committee of not less than three (3) members of the Board who shall be appointed from time to time by the Board.

         The "Optionee" or "Optionees" shall mean those Key Employees of the Corporation to whom options are granted.

         The "Option Period" shall mean that period during which an option may be exercised.

         The "Code" shall mean the Internal Revenue Code of 1986, and any reference to such Code shall be deemed to include all amendments thereof.

         The "Act" shall mean the Federal Securities Act of 1933, and any reference to such Act shall be deemed to include all amendments thereof.

         "Subsidiary" shall mean any present or future subsidiary of the Corporation (as that term is defined in Section 425 of the Code).

         The "Key Employees" shall mean those employees of the Corporation or any Subsidiary who the Committee ascertains are key employees of the Corporation.

         "Common Shares" shall mean the Common Shares of the Corporation without par value.





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                                    THE PLAN


         1.      PURPOSE

         This Plan is intended as an incentive to encourage stock ownership by certain Key Employees. The Plan is intended to allow such Key Employees to acquire or to increase their proprietary interest in the Corporation and to encourage them to remain in the employ of the Corporation or a Subsidiary. It is further intended that the options issued pursuant to this Plan shall (i) qualify as Incentive Stock Options within the meaning of Section 422A of the Code, or (ii) not qualify as Incentive Stock Options within the meaning of
Section 422A of the Code.

         2.      ADMINISTRATION

         The Plan shall be administered by the Committee, and members of the Committee shall not be eligible to participate in the Plan. The Committee is authorized (but only to the extent not contrary to the express provisions of the Plan) to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to determine the form and content of options to be issued under the Plan, to make such determinations as are hereinafter expressly provided to be determined by the Committee, and to take such other action as the Committee shall consider necessary or advisable for the administration of the Plan. A majority of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be acts of the Committee. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

         3.      SHARES SUBJECT TO THE PLAN

         Except as otherwise provided in Section 10 hereof, the Committee, from time to time, may provide for the option and sale in the aggregate of up to 152,685 (as adjusted for stock splits and stock dividends) Common Shares without par value of the Corporation, subject, however, to adjustments as provided in Section 10 of the Plan. If an option ceases to be exercisable in whole or in part for any reason, the Common Shares which were subject to such option but as to which the option had not been exercised shall continue to be available under the Plan. Common Shares shall be made available from authorized and unissued Common Shares or treasury shares.

         Each option granted under the Plan shall be subject to the requirement and condition that if the Board shall determine that the listing, registration or qualification upon any securities exchange under any state or federal law, or the approval or consent of any governmental body is necessary or desirable as a condition of granting such option, or the issue or purchase of any shares thereunder, then no such option may be exercised in whole or in part unless or until such listing, registration, qualification or approval has been obtained, free of any conditions which are not acceptable to the Board of the Corporation.





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         4.      OPTIONEES AND ALLOTMENT OF SHARES

         From time to time the Committee shall determine and designate those Key Employees to whom options are to be granted, the number of Common Shares to be offered to each, and the respective dates upon which such options shall be granted; provided, however, that no option may be granted hereunder after December 31, 1991. The Committee, with the approval of the Board, may grant the right to the employee to receive additional compensation (in cash or property) at the time of exercise of the incentive stock option or other stock option so long as the additional amount is subject to inclusion in the employee's gross income under the provisions of Sections 61 and 83 of the Code. Directors of the Corporation who are not otherwise officers or employees of the Corporation shall not be eligible to participate in the Plan. The options shall contain such conditions and restrictions as to the purchase and delivery of shares as the Committee may deem advisable for the protection of the Corporation, subject to the general directions in Section 8 of this Plan.

         The aggregate fair market value of the Common Shares with respect to which incentive stock options may be granted to any employee under this Plan shall be limited as follows:

                 (a) In the case of options granted hereunder on or before December 31, 1987, the aggregate fair market value (determined as of the time the options are granted) of the Common Shares for which any employee may be granted incentive stock options in any calendar year (under all incentive stock option plans of the Corporation and its parent, if any, and subsidiary or subsidiaries) shall not exceed $100,000 plus any unused limit carryover to such year. If $100,000 exceeds the aggregate fair market value (determined as of the time the options are granted) of the Common Shares for which an employee was granted options in any calendar year after 1980 (under all plans described in Section 422A(b)(2) of the Code of his employer corporation and its parent and subsidiary corporation) one-half of such excess shall be an unused limit carryover to each of the three succeeding calendar years. The amount of the unused limit carryovers from any calendar year which may be taken into account in any succeeding calendar year which may be taken into account in any succeeding calendar year shall be the amount of such carryover reduced by the amount of such carryover which was used in prior calendar years. For purposes of the preceding sentence, the amount of options granted during any calendar year shall be treated as first using up the $100,000 current year limitation, and then shall be treated as using up unused limit carryovers to such year in the order of the calendar years in which the carryovers arose.

                 (b) In the case of an option granted hereunder after December 31, 1987, the aggregate fair market value (determined at the time the options are granted) of the Common Shares with respect to which such options are exercisable for the first time by the employee during any calendar year (under all incentive stock option plans of his or her employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.





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         No option shall be granted to any employee who, immediately before the grant, owns (within the meaning of Section 425(d) of the Code) shares representing more than 10 percent of the total combined voting power of all classes of stock of the Corporation or its parent or subsidiaries. However, this restriction shall not apply if, notwithstanding Section 5 or 6 or any other provision of this Plan, the price of any such option is at least 110 percent of the fair market value (at the time the option is granted) of the shares subject to the option and the option by its terms is not exercisable more than five (5) years from the date it is granted.

         Nothing contained in this Section 4 shall be deemed to prevent the grant of nonqualified stock options in excess of the maximum established by
Section 422A of the Code.

         5.      OPTION PRICE

         The option price of each of the Common Shares of the Corporation which shall be offered from time to time shall be not less than 100 percent of the fair market value of the shares at the time the option is granted. Such fair market value shall be determined as follows:

                 (a) If at the time of the grant of any option hereunder, there is a market for the Common Shares of the Corporation on a stock exchange, on an over-the-counter market, or otherwise, the mean between the highest and lowest quoted selling prices on the valuation date shall be the fair market value per share. If there were no sales on the valuation date, but there were sales on dates within a reasonable period both before and after the valuation date, the fair market value is determined by taking a weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the valuation date. The average is to be weighted inversely by the respective numbers of trading days between the selling dates and the valuation date. For example, assume that sales of stock nearest the valuation date (Friday, June 15) occurred two trading days before (Wednesday, June 13) and three trading days after (Wednesday, June 20) and that on these days the mean sale prices per share were $10 and $15, respectively. The price of $12 shall be taken as representing the fair market value of a share of the stock as of the valuation date determined as follows:

                              (3 x 10) + (2 x 15)
                              -------------------
                                       5

If, instead, the mean sale prices per share on June 13 and June 20 were $15 and $10, respectively, the price of $13 shall be taken as representing the fair market value determined as follows:

                              (3 x 15) + (2 x 10)
                              -------------------
                                       5

                 (b) If the provisions of Subsection (a) of this Section are inapplicable because actual sales are not available during a reasonable period beginning before and ending after the valuation date, the fair market value shall be determined by taking the mean





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         between the bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the valuation date, if both such nearest dates are within a reasonable period. The average is to be determined in the manner described in Subsection (a) of this Section. If there are no actual sale prices or bona fide bid and asked prices available on a date within a reasonable period before the valuation date, but such prices are available on a date within a reasonable period after the valuation date, or vice versa, then the mean between the highest and lowest available sale prices or bid and asked prices shall be taken as the value.

                 (c) If at the time of the grant of any option hereunder the Common Shares of the Corporation are not listed on a stock exchange or if there is no public market for the Common Shares of the Corporation, or if selling prices or bid and asked prices do not reflect fair market value, the fair market value of such shares shall be determined by the Committee.

For the purpose of this Plan, the day on which the Committee approves the granting of an option shall be considered the date on which such option is granted.

         6.      OPTION PERIOD

         The Option Period shall commence on the day on which the Committee approves the granting of the option and shall end not more than ten (10) years from the date on which an option hereunder is granted; subject, however, to the following:

                 (a) If, following the commencement of the Option Period the employment of an Optionee shall be terminated, all rights to purchase Common Shares pursuant to such option (including rights to purchase Common Shares thereunder which have accrued, but which at such time remain unexercised) shall forthwith cease and terminate; provided, however, that: (i) if such termination of employment should occur as a result of such Optionee's disability or such retirement as shall be approved by the Corporation or by any Subsidiary by whom such Optionee was employed, such option may be exercised by him at any time prior to the expiration date of the option, or prior to the expiration of three (3) months (twelve (12) months in the case of an employee who is disabled within the meaning of Section 105(d)(4) of the Code) after the date of such termination, whichever shall first occur, and (ii) if such termination shall occur as the result of the Death of an Optionee, his option shall be exercisable only by the executor, administrator, or other qualified personal representative of his estate, or by such person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of such Optionee; and in such event, the option may be exercised only prior to the end of the Option Period, or within a period ending on the last day of the sixth month following the death of such Optionee, whichever shall first occur.





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                 (b)      If at any time the Committee shall determine that an
         Optionee has intentionally committed an act materially adverse to the interests of the Corporation, the Committee shall notify the Optionee and concurrently with said notice his option shall thereupon become null, void, and of no effect.

         7.      LIMITATIONS UPON EXERCISE OF OPTION

         During the Option Period applicable to any option hereunder, such option shall be exercisable at the time and only as to the number of Common Shares, as follows:

                 (a) At any time during the first year of the Option Period, but within the Option Period -- up to twenty percent (20%) of the number of Common Shares pertaining to such option.

                 (b) At any time during the second year of the Option Period, but within the Option Period -- up to an additional twenty percent (20%) of the number of Common Shares pertaining to such option.

                 (c) At any time during the third year of the Option Period, but within the Option Period -- up to an additional twenty percent (20%) of the number of Common Shares pertaining to such option.

                 (d) At any time during the fourth year of the Option Period, but within the option Period -- up to an additional twenty percent (20%) of the number of Common Shares pertaining to such option.

                 (e) At any time after the fourth year of the Option Period, but within the Option Period -- up to the remainder of the number of Common Shares pertaining to such option which have not yet been purchased during the first four years.

         If any of the events referred to in Subsection 6(a) occur, such options shall be exercisable after termination of employment or death, as the case may be, subject to the appropriate Option Period therein provided, only as to the number of Common Shares as to which such option is exercisable under this Section 7 immediately prior to such termination of employment or death.

         8.      OPTIONS TO CONFORM WITH CODE

         The qualified incentive stock options granted under this Plan may contain such provisions as are deemed advisable to permit qualification as "Incentive Stock Options" within the meaning of Section 422A(b) of the Code, and such Incentive Stock Options may be amended, if necessary, to permit such qualification. In no event shall such Incentive Stock Options be exercisable after the expiration of such period as may be permissible with respect to Incentive Stock Options.





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         With respect to Incentive Stock Options granted on or before December
31, 1987, no option shall be exercisable while there is outstanding any Incentive Stock Option which was granted before the granting of the option sought to be exercised by the Optionee to whom such latter option is granted to purchase Common Shares in the Corporation or in a corporation which, at the time the option sought to be exercised is granted, is a parent or subsidiary of the Corporation, or is a predecessor corporation of the Corporation or of such parent or subsidiary corporation. For purposes of this paragraph, an option shall be treated as "outstanding" until such option is exercised in full or expires by reason of lapse of time.

         Options which are granted or amended, and not meant to qualify as Incentive Stock Options, shall not be subject to this provision.

         9.      METHOD OF EXERCISE AND TIME OF PAYMENT

         An option granted pursuant to this Plan may be exercised, subject to the provisions relative to its termination and limitations on its exercise, from time to time only by (a) written notice to exercise the option with respect to a specified number of Common Shares, (b) payment to the Corporation in cash, by check, or with shares of stock of the Corporation (contemporaneously with delivery of each such notice) of the full amount of the option price of the number of Common Shares with respect to which the option is then being exercised, and (c) if the Corporation shall so require, written representation that the Common Shares received upon the exercise of the option are being acquired for investment and with no present view to the redistribution or resale of them within the meaning of the Act. Any stock of the Corporation used to pay for shares acquired upon exercise of an option granted herein shall be valued on the date of exercise at fair market value as determined in Section 5 of this Plan. Each such notice, payment, and representation shall be delivered, or mailed by prepaid registered mail, addressed to the treasurer of the Corporation at the Corporation's executive offices in Akron, Ohio. The date of receipt shall be deemed the date of exercise.

         10.     EFFECT OF CHANGES IN SHARES SUBJECT TO THE PLAN

         The number of Common Shares available for option, the number of Common Shares covered by each outstanding option, and the price per Common Share thereof in each such option, shall be proportionately adjusted to reflect any increase or decrease in the number of issued Common Shares of the Corporation resulting from a subdivision or consolidation of Common Shares, the declaration of share dividends, or recapitalization resulting in share split-ups or combinations or exchanges of Common Shares, or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation.

         If the Corporation shall be the surviving corporation in any merger or consolidation, each outstanding option shall pertain and apply to the security to which a holder of the number of Common Shares subject to the option would have been entitled. A dissolution or liquidation of the Corporation, or a merger or consolidation in which the Corporation is not the surviving corporation, shall cause each outstanding option to terminate, provided that during the Option Period each Optionee shall have the right immediately prior to such dissolution or liquidation,





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or merger or consolidation in which the Corporation is not the surviving corporation, to exercise his option in whole or in part without regard to the installment provisions of Section 7 of this Plan.

         11.     NON-ASSIGNABILITY

         Options granted under this Plan are not transferable otherwise than by will or the laws of descent and distribution, and during the lifetime of any Optionee such option shall be exercisable only by him.

         12.     USE OF PROCEEDS

         The proceeds received by the Corporation from the sale of Common Shares pursuant to this Plan will be used for its general corporate purposes.

         13.     RIGHT TO TERMINATE EMPLOYMENT

         The Plan shall not confer upon any employee any right with respect to being continued in the employ of the Company and its subsidiaries or to interfere in any way with the right of the Company and its subsidiaries, to terminate his employment at any time, nor shall it interfere in any way with the employee's rights to terminate his employment.

         14.     MODIFICATION OF OPTION

         At any time and from time to time, the Committee with the consent of an Optionee may direct execution of an instrument providing for the modification, extension, or renewal of any outstanding option, provided no such modification, extension, or renewal shall confer upon the Optionee any right or benefit which could not be conferred on him by the grant of a new option at such time; and provided, further, that no modification shall be made which shall specify a lower option price or in any manner have the effect of disqualifying such option as an Incentive Stock Option within the meaning of
Section 422A(b) of the Code, but only, to the extent such stock option is intended to qualify as an Incentive Stock Option.

         15.     AMENDMENT AND DISCONTINUANCE OF PLAN

         The Board shall have the right to amend, suspend, or terminate this Plan at any time, provided, however, that no such action shall affect or in any way impair the rights of an Optionee under any option theretofore granted under the Plan, and provided further, that unless first duly approved by the common shareholders of the Corporation entitled to vote thereon at a meeting (which may be the annual meeting) duly ca]led and held for such purpose, no amendment or change shall be made in the Plan (a) increasing the total number of shares which may be purchased under the Plan; (b) changing the minimum purchase price hereinbefore specified for the optioned shares; (c) changing the Option Period; or (d) changing the time limitation on the granting of options under the Plan hereinbefore specified.





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         16.     EFFECTIVE DATE

         The Plan was adopted by the Board on March 11, 1982.

         The effective date of this Plan is April 23, 1982.

         The Plan was approved by the shareholders of the Corporation entitled to vote on April 23, 1982.

         The Plan was Amended and Restated by the Board on January 29, 1988.

         The Plan was Amended and Restated by the Shareholders on April 26,
1989.

         The Plan was Amended and Restated by the Board on July 18, 1989.





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